UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 2, 2007

COUGAR BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51473	20-2903204
(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd, Suite 1200

Los Angeles, CA 90024

(Address of principal executive offices) (Zip Code)

(310) 943-8040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On May 2, 2007, Cougar Biotechnology, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with various institutional investors pursuant to which the Company agreed to sell in a private placement (the “Offering”) an aggregate of 2,500,000 shares of its common stock (the “Shares”) at a price of $20.00 per Share, resulting in aggregate gross proceeds of $50 million, before deducting selling commissions and expenses. The Offering is expected to close on May 8, 2007.

In addition to the Purchase Agreement, on May 2, 2007, the Company and the investors also entered into a registration rights agreement (the “Registration Rights Agreement”). Among other things, the Registration Rights Agreement requires the Company to file a registration statement under the Securities Act of 1933 covering the resale of the Shares within 30 days following the closing of the Offering, and to cause such registration statement to be declared effective within 60 days following the closing, or 90 days in the event the Securities and Exchange Commission (“SEC”) reviews and provides comments to the registration statement. In the event the Company does not file the registration statement within such 30-day period, or if the registration statement is not declared effective by the SEC with such 60 or 90-day period, as applicable, the Company agreed to pay liquidated damages to the investors in the amount of 1% of such investor’s aggregate investment amount on each monthly anniversary of any such default.

In connection with the Offering, on April 30, 2007, the Company entered into a letter agreement with Leerink Swann & Company (the “Placement Agent”) whereby the Placement Agent agreed to act as placement agent in connection with the placement of the Shares. In consideration for its services, the Company has agreed to pay the Placement Agent a cash commission equal to six percent of the cash proceeds from the Offering. The Company is also required to reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with the Offering.

The Purchase Agreement, Registration Rights Agreement and the Company’s press release dated May 3, 2007, are attached hereto as Exhibits 10.1, 10.2 and 99.1, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.

The Shares to be sold and issued in the Offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Shares has and will not involve a public offering as each investor was “accredited” and no general solicitation has been involved in the Offering.

Item 5.02. Appointment of Principal Officers.

The Company has appointed Dr. Arturo Molina to be its Senior Vice President of Research and Development. The appointment is effective upon Dr. Molina’s employment with the Company, which is expected to commence May 7, 2007. In connection with his appointment, the Company and Dr. Molina entered into a letter agreement outlining the terms of Dr. Molina’s employment with the Company. The agreement provides that Dr. Molina will receive an annual base salary of $300,000 and will be eligible for an annual discretionary bonus in an amount up to 30% of his base salary. In addition, the Company will grant to Dr. Molina a stock option (the “Option”) pursuant to its 2003 Stock Option Plan to purchase 160,000 shares of common stock at an exercise price equal to the closing sale price of the common stock on Dr. Molina’s first day of employment. The Option will vest in four equal and annual installments commencing on the first anniversary of his employment. In the event Dr. Molina is terminated within 3 months of a change of control of the Company, and the exercise price relating to the Option is higher than the per share market value of the Company’s common stock on the date of termination, Dr. Molina shall be entitled to a severance payment equal to 6 months of his base salary. Dr. Molina is also entitled to a relocation payment of $108,000, all or a portion of which is subject to repayment in the event Dr. Molina’s employment is terminated.

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Prior to the Company, since 2003, Dr. Molina has held a series of positions of increasing responsibility involving medical research and clinical development in the oncology/hematology group at Biogen Idec, a Cambridge, Massachusetts based biotechnology company, including his most recent position of Senior Director, Oncology Research and Development, which he held from March 2006 to May 2007. Prior to Biogen Idec, from October 2002 to August 2003, Dr. Molina served as Senior Director, Medical Affairs, and Department Head, Medical Information and Communication of IDEC Pharmaceuticals, which merged with Biogen, Inc. in 2003 to form Biogen Idec. Dr. Molina received an M.S. in Physiology and M.D. from Stanford University School of Medicine.

A copy of the letter agreement with Dr. Molina is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Securities Purchase Agreement entered into among the Company and various institutional investors on May 2, 2007.

10.2	Form of Registration Rights Agreement entered into among the Company and various institutional investors on May 2, 2007.

10.3	Letter Agreement with Dr. Arturo Molina dated as of March 16, 2007.

99.1	Press Release dated May 3, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR BIOTECHNOLOGY, INC.

Date: May 3, 2007	By:	/s/ Charles R. Eyler
Charles R. Eyler
Treasurer and Vice President, Finance

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INDEX TO EXHIBITS FILED WITH THIS REPORT

Ex. No.	Description
10.1	Form of Securities Purchase Agreement entered into among the Company and various institutional investors on May 2, 2007.

10.2	Form of Registration Rights Agreement entered into among the Company and various institutional investors on May 2, 2007.

10.3	Letter Agreement with Dr. Arturo Molina dated as of March 16, 2007.

99.1	Press Release dated May 3, 2007.

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